ACNB Corporation Annual Meeting of Shareholders May 7, 2024

Welcome & Introductions Alan J. Stock Chairman of the Board 2

Board of Directors Alan J. Stock Chairman of the Board Scott L. Kelley James P. Helt D. Arthur Seibel, Jr. Kimberly S. Chaney Donna M. Newell Todd L. Herring Vice Chairman of the Board James J. Lott Frank Elsner, III Daniel W. Potts 3

Alexandra “Alex” C. Chiaruttini Chief Administrative Officer and General Counsel The York Water Company Board of Director Nominee 4

James P. Helt President & CEO 5

Executive Management Team 6

Business Unit Subsidiary and Executive Officers Mark P. Bernier SVP/Wealth Management Officer Mark A. Westcott President & Chief Executive Officer 7

Partner Nicholas Bybel, Jr., Esquire Layla Collins Legal and Accounting Advisors Bybel Rutledge LLP: Crowe LLP: 8

Meeting Agenda •Call to Order, Quorum & Business Matters •Management Presentations •Shareholder Questions & Answers •Voting Results from Judge of Election •Adjournment 9

Rules of Conduct and Procedures In the interest of an orderly Annual Meeting of Shareholders for ACNB Corporation, please honor the following basic Rules of Conduct and Procedures. • Shareholders should not address the Meeting until recognized by the Chairman of the Meeting. Upon recognition by the Chairman, the shareholder will have the floor. Speakers should then state their name and status as a shareholder. • The business of the Meeting will be taken up as set forth in the Agenda. When an item on the Agenda is before the Meeting for consideration, questions and comments should be confined solely to that item. • Questions or comments not related to an Agenda item will not be entertained at the Meeting. If there are any matters of individual concern to a shareholder, they should be raised after the Meeting with representatives of the Company. • Shareholders should confine comments to one subject at a time in order to give other shareholders an opportunity to speak on that subject. Please permit the speaker to conclude his or her remarks without interruption. • No cameras or other recording devices will be permitted at the Meeting. All cell phones, pagers and other electronic communication devices must be turned off. • The full Rules of Conduct and Procedures are included in the meeting packet provided to each attendee. 10

Forward-Looking Statements During the course of this presentation, there may be projections and forward-looking statements regarding events or the future financial performance of ACNB Corporation. We wish to caution you that these forward-looking statements involve certain risks and uncertainties, including a variety of factors that may cause actual results to differ materially from the anticipated results expressed in these forward-looking statements. ACNB Corporation assumes no duty to update the forward-looking statements made in this presentation. You are encouraged to review the risk factors and other cautionary statements regarding forward-looking information described in other documents ACNB Corporation files from time to time with the Securities and Exchange Commission including the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and any Current Reports on Form 8-K. 11

Call to Order, Quorum & Business Matters 12

Management Presentations James P. Helt President & CEO Jason H. Weber EVP/Treasurer & Chief Financial Officer 13

Executive Summary Bank Established: 1857 Headquarters: Gettysburg, PA Market Capitalization1: $320 Million Total Assets²: $2.4 Billion Gross Loans²: $1.7 Billion Deposits²: $1.8 Billion 1. Source: S&P Capital IQ as of March 28,2024. 2. Source: April 25, 2024 ACNB Corporation Press Release Source: 10K as of December 31, 2023 unless otherwise noted. • Approximately $61 million in gross premium volume and $9.3 million in gross commissions. • 2 office locations in Maryland and 1 in Pennsylvania. • Approximately $639 million in Wealth Management assets.  Trust and Fiduciary: $384 million in AUM/AUA  Retail Brokerage: $255 million in AUM/AUA Executive Summary • Trades on the NASDAQ under the symbol “ACNB”. • 14th largest publicly-traded bank (out of 81) in Pennsylvania by asset size. • 17 Bank office locations in Southcentral Pennsylvania and 9 Bank office locations in Central Maryland. • 2 Loan production offices in Pennsylvania (Lancaster and York). • 1 Loan production office in Maryland (Hunt Valley). ACNB Insurance Services, Inc. Wealth Management Highlights 14

Initiated Analyst Coverage of ACNB Corporation 15

16 Accolades

• ACNB Bank is ranked #1 in the Adams County market, with deposit market share of 61.28%¹. 2023 represented the 8th consecutive year of deposit growth in the market served by ACNB Bank. • ACNB Bank has the #1 deposit market share in 7 out of 13 defined market areas in Pennsylvania². • 29 Bank locations across Pennsylvania and Maryland:  10 branches located in Adams County, PA (excludes HQ Operations Center)  5 branches and 1 loan production office located in York County, PA  1 branch located in Franklin County, PA  1 branch located in Cumberland County, PA  1 loan production office located in Lancaster County, PA  5 branches located in Carroll County, MD  4 branches located in Frederick County, MD  1 loan production office located in Baltimore County, MD Market Overview 1. Source: FDIC Deposit Market Share Report as of June 30, 2023. 2. These market areas include Gettysburg, Upper Adams, Littlestown, McSherrystown, Carroll Valley, East Berlin, and Newville. 17

Maryland Market Highlights Source: FDIC Market Share Report as of June 30, 2023 and Internal Documents as of December 31, 2023. 11 1 Commercial Lending Manger 8 Commercial Lenders 1 Market Ambassador 1 Agribusiness Lender Commercial Banking Community Banking 13 1 Regional Sales Manager 8 Community Office Managers 2 Mortgage Partners 2 Treasury Mgmt Officers 9 Community Bank Offices 1 LPO (Hunt Valley) 5.33% FDIC Deposit Market Share (#5/16 Combined Carroll & Frederick) • Carroll #6 5.91% $299MM • Frederick #9 4.88% $321MM *As of 6/30/2023 $565.8MM Total Loan Portfolio (Represents 35% of Loan Portfolio) *As of 12/31/2023 $606.7MM Total Deposit Portfolio (Represents 33% of Deposit Portfolio) *As of 12/31/2023 18

Pennsylvania Market Highlights 1. Defined Market Area is Adams County, Chambersburg (17201 zip code), Dillsburg, Hanover, Newville, Spring Grove, and York (17402 zip code). Source: FDIC Market Share Report as of June 30, 2023 and Internal Documents as of December 31, 2023. 18 4 Commercial Lending Manger 11 Commercial Lenders 1 Market Ambassador 2 Agribusiness Lenders Commercial Banking Community Banking 19 2 Regional Sales Manager 12 Community Office Managers 3 Mortgage Partners 2 Treasury Mgmt Officers 17 Community Bank Offices 2 LPO (Lancaster and York) 20.09% FDIC Deposit Market Share (#1/17 Combined Defined Market Areas¹) • Adams County #1 61.28% $1,037MM • Other Markets¹ #7 6.42% $328MM *As of 6/30/2023 $1,064.5MM Total Loan Portfolio (Represents 65% of Loan Portfolio) *As of 12/31/2023 $1,255.5MM Total Deposit Portfolio (Represents 67% of Deposit Portfolio) *As of 12/31/2023 19

Source: ACNB Public filings and Internal Documents. 20 Dividend Analysis 2017 to Present Quarterly Cash Dividend in 2017 was $0.20 compared to the Quarterly Cash Dividend as of 2nd Quarter 2024 at $0.32 (60%↑)

Overview of 2023 Results

Financial Summary

- Strong operating results in 2023 despite considerable market uncertainty and turmoil.
- Operating results included an after-tax loss of approximately $3.5 million on securities repositioning.
- Stable to improving asset quality.
- Year-over-year decline in non-interest income due to securities repositioning; Insurance and Wealth had strong results.
- Higher expenses year-over-year driven by increases in salaries and benefits.
- Profitability ratios remain strong.

Dollars in thousands, except per share data	2023	2022	2021	2020	2019
	For the Year Ended December 31,				
INCOME STATEMENT DATA					
Interest income	$ 96,640	$ 87,049	$ 78,159	$ 85,290	$ 69,558
Interest expense	8,320	3,624	6,915	12,222	10,140
Net interest income	88,320	83,425	71,244	73,068	59,418
Provision for (reversal of) credit losses	860	—	50	9,140	600
(Reversal of) provision for unfunded commitments	(16)	—	—	—	—
Net interest income after provisions for credit losses and unfunded commitments	87,476	83,425	71,194	63,928	58,818
Noninterest income	18,445	21,807	22,776	20,090	18,169
Noninterest expenses	66,072	60,281	58,951	61,316	47,621
Income before income taxes	39,849	44,951	35,019	22,702	29,366
Provision for income taxes	8,161	9,199	7,185	4,308	5,645
Net income	$ 31,688	$ 35,752	$ 27,834	$ 18,394	$ 23,721
BALANCE SHEET DATA (AT YEAR-END)					
Assets	$ 2,418,847	$ 2,525,507	$ 2,786,987	$ 2,555,362	$ 1,720,253
Securities	$ 517,221	$ 620,250	$ 446,161	$ 350,182	$ 212,177
Loans, net	$ 1,608,019	$ 1,520,749	$ 1,449,394	$ 1,617,558	$ 1,258,766
Deposits	$ 1,861,813	$ 2,198,975	$ 2,426,389	$ 2,185,525	$ 1,412,260
Borrowings	$ 252,174	$ 62,954	$ 69,902	$ 92,209	$ 99,731
Stockholders' equity	$ 277,461	$ 245,042	$ 272,114	$ 257,972	$ 189,516
COMMON SHARE DATA					
Earnings per share—basic	$ 3.72	$ 4.15	$ 3.19	$ 2.13	$ 3.36
Cash dividends declared	$ 1.14	$ 1.06	$ 1.03	$ 1.00	$ 0.98
Book value per share	$ 32.73	$ 28.78	$ 31.35	$ 29.62	$ 26.77
Weighted average number of common shares	8,507,803	8,623,012	8,714,926	8,638,654	7,061,524
Dividend payout ratio	30.62 %	25.50 %	32.22 %	47.22 %	29.17 %
PROFITABILITY RATIOS AND CONDITION					
Return on average assets	1.32 %	1.31 %	1.03 %	0.78 %	1.40 %
Return on average equity	12.23 %	14.35 %	10.52 %	7.39 %	13.33 %
Average stockholders' equity to average assets	10.83 %	9.15 %	9.81 %	10.53 %	10.54 %
SELECTED ASSET QUALITY RATIOS					
Non-performing loans to total loans	0.26 %	0.25 %	0.42 %	0.48 %	0.40 %
Net charge-offs to average loans outstanding	0.02 %	0.08 %	0.08 %	0.16 %	0.06 %
Allowance for credit losses to total loans	1.23 %	1.16 %	1.30 %	1.23 %	1.09 %
Allowance for credit losses to non-performing loans	478.53 %	463.08 %	306.05 %	256.16 %	269.27 %

ACNB Corporation

Source: ACNB Public filings and Internal Documents.

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1. Compounded Annual Growth Rate (CAGR). 2. Non-GAAP financial measure. Refer to the calculation on the page titled “Reconciliation of Non-GAAP Measures” at the end of this presentation. Balance Sheet Trends Total Assets ($MMs) Total Loans ($MMs)CAGR¹ (‘19 - ’23): 6.35% Total Deposits ($MMs) CAGR¹ (‘19 - ’23): 7.15% Tangible Common Equity² ($MMs) CAGR¹ (‘19 - ’23): 7.88% Source: ACNB Public filings and Internal Documents. CAGR¹ (’19 - ’23): 8.89% 22

Performance Over Time Source: ACNB Public filings and Internal Documents. 1. EPS and ROAE for 2020 are adjusted to reflect figures that exclude after-tax merger related charges of $4.6mn for Frederick County acquisitions (non-GAAP). 2. Non-GAAP financial measure. Refer to the calculation on the page titled “Reconciliation of Non-GAAP Measures” at the end of this presentation. Net Interest Margin (%) Efficiency Ratio² (%) TCE / TA² (%) ROAE (%) 1 EPS ($) 1 TBVPS² ($) 23

Diversified Loan Portfolio • ACNB asset quality measures continue to reflect commitment to sound credit risk management, including conservative disciplined underwriting practices, timely credit administration processes, and proactive customer relationship management. • Independent loan review performed annually with a 60% penetration rate. • Fully integrated Enterprise Risk Management function. • Incentive plans in place to drive and reward behaviors that are in alignment with corporate objectives. Key Underwriting Notes 1. Compounded Annual Growth Rate (CAGR). Source: ACNB Public filings and Internal Documents. Gross Loan Growth ($MMs) CAGR¹ (‘19 - ’23): 6.35% Gross Loans $1.6BN Loan Portfolio Composition as of 12/31/2023 24

Prudent Reserve Discipline ACL Overview Source: ACNB Public filings and Internal Documents. • ACNB actively monitors its loan portfolio to maintain strong asset quality. • On January 1, 2023, the Corporation adopted Topic 326, universally referred to as CECL; Day one impact resulted in $1.6 million increase in the ACL. • Provision expense in 2023 driven primarily by one commercial and industrial relationship. Trends in ACL 25

Healthy Deposit Portfolio Deposit Portfolio Gross Deposits $1.9BN 1. Core deposits are total deposits less CDs greater than or equal to $250,000. 2. Collateral consists of investment securities and FHLB Letters of Credit. Source: ACNB Public filings and Internal Documents. Financial Data as of 12/31/2023. • Due to funding levels, ACNB continued to restrain deposit rates despite an increase in market interest rates and increases in rates by competitors. • ACNB continues to have a strong core deposit base, with core deposits1 making up 97.7% of total deposits. • Non-Interest Bearing Demand deposits totaled $500 million at year-end 2023 and accounted for approximately 26.9% of the deposit portfolio. • ACNB’s top 20 largest bank depositors, excluding internal accounts, only account for 10.3% of total bank deposits. • ACNB’s cost of deposits for 2023 was 0.18%, an increase of 7 basis points from 2022’s cost. • Estimated uninsured deposits at the bank account for 25.8% of total deposit; 17.3% when also excluding fully collateralized2 uninsured deposits at the bank. Deposit Composition as of 12/31/2023 26

Strong Capital Position Commentary Source: ACNB Public filings and Internal Documents. Capital Ratios¹ 1. Consolidated regulatory capital ratios as of 12/31/2023. 2. Excess capital defined as capital in excess of the regulatory capital minimums and 250 basis points capital conservation buffer, except for Tier 1 leverage ratio; Tier 1 leverage ratio is capital in excess of well-capitalized minimum. Dollars are in millions. • Capital ratios exceed regulatory and internal minimum requirements. • Quarterly cash dividend increased to $0.30 per share, or 7.1%, in the 4th quarter of 2023. • In October of 2022, the Board of Directors approved a share repurchase program of up to 255,575 shares, approximately 3%, of common stock outstanding; There were 61,066 treasury shares purchased under this plan during the year ended December 31, 2023. 11.57% 15.46% $159 $126 15.16% 17.41% $148 $125 27

Ample Liquidity Commentary Source: ACNB Public filings and Internal Documents. Financial Data as of 12/31/2023. Balance Sheet Liquidity • Actively monitoring and projecting liquidity needs to minimize our liquidity risk; Liquidity monitored daily. • On-balance sheet liquidity primarily comprised of cash/cash equivalents and unencumbered securities that represented ~14.5% of assets, or ~$350 million. • ACNB’s banking subsidiary has borrowing capacity of approximately $867 million from the FHLB of which $662 million was available. • ACNB’s banking subsidiary maintains several unsecured Fed Funds lines with correspondent banks; Fed Funds line capacity at the banking subsidiary was $192 million of which the full amount was available. 28

Total Shareholder Return: 1-Year Source: S&P Capital IQ Pro; Data from 12/31/2022 to 12/31/2023 • While ACNB slightly underperformed the broader market indices in 2023, ACNB outperformed the bank index ... 29

Total Shareholder Return: 3-Year Source: S&P Capital IQ Pro; Data from 12/31/2020 to 12/31/2023 ...and outperformed the bank index and broad market indices over the past 3 years. 30

Net Income = $6.8mn Diluted EPS = $0.80 Tangible Book Value Per Share1 = $26.70 Return on Average Assets = 1.12% Return on Average Equity = 9.76% FTE Net Interest Margin = 3.77% Non-performing Assets to Total Assets = 0.18% Allowance for Credit Losses to Totals Loans = 1.21% 2024 First Quarter Financial Highlights 31Source: April 25, 2024 ACNB Corporation Press Release 1 - Non-GAAP financial measure. Refer to the calculation on the page titled “Non-GAAP Reconciliation” at the end of the April 25, 2024 ACNB Corporation Press Release

Wealth Management At Year-End in Thousands of Dollars 1. Securities and certain insurance products are offered through Cetera Investment Services, LLC, a registered broker-dealer and FINRA member, and advisory services are offered through Cetera Investment Advisers, LLC. Neither firm is affiliated with ACNB. Source: ACNB Public filings and Internal Documents • ACNB’s Wealth Management business derives a majority of its revenue from noninterest income consisting of trust, investment advisory and brokerage, and other servicing fees. • Wealth Management clients are located largely within the Bank’s primary geographic markets. • Substantial revenues are generated from investment management agreements with clients. Under these agreements, fee income is typically generated as a percentage of the market value of assets under management/administration. • Income from Wealth Management activities increased by 15.3% year-over-year going from $3,160,000 to $3,644,000. Total: 389,000 Total: 437,000 Total: 538,000 Total: 518,800 Total: 639,400 32

ACNB Insurance Services, Inc. At Year-End in Thousands of Dollars Source: ACNB Public filings and Internal Documents • ACNB Insurance Services, Inc. is a full-service insurance agency, with licenses in 46 states, offering a broad range of property, casualty, health, life and disability insurance to both personal and commercial clients. • February 2022 acquisition of Hockley & O’Donnell Insurance Agency, Gettysburg, Pennsylvania. It is our intent to leverage this acquisition for increased synergies and revenues across both the insurance and banking subsidiaries. • The Insurance agency represents the largest source of Other Income for the Corporation. Commissions for the agency increased by 12.2% in 2023 to over $9.3 million. 33

At the Heart of Community Life...Team ACNB! • 57% of employees volunteered their time in 2023, contributing a total of 7,894 volunteer service hours and supporting 190 community organizations. • 49 employees served in volunteer leadership roles with 62 community organizations. • 54% of employees pledged $36,542 to local United Way organizations. • Employees raised $3,500 through four Casual for a Cause activities and $7,300 for Big Brothers Big Sisters. 34

Committed to our Local Communities • The Bank contributed $220,753 to 240+ community organizations: • $128,260 in Southcentral PA • $92,493 in Central MD • Employees participated in 124 Bank-sponsored community events. • 34 employees engaged with 1,318 students about important financial literacy matters. • Customers and employees donated 7,121 school supplies, non- perishable food items, household supplies and toys in support of ACNB Helping Hands. 35

ACNB Bank Volunteer of the Year Award Created to recognize exemplary community service by a Bank staff member Winner receives: • Commemorative Trophy • One Extra Day of Paid Time Off AND • ACNB Bank presents $1,000 to a community organization(s) on behalf of the award winner. Mark J. Aswall, Vice President/ Commercial Loan Officer, was presented with the 2024 Volunteer of the Year Award based on his volunteer service in 2023. Julie A. Marshall, Vice President/ Regional Sales Manager, was presented with the 2024 Volunteer of the Year Award based on her volunteer service in 2023. 36

Deeply Rooted in Community Banking Our Vision To be the independent financial services provider of choice in the communities served by building relationships and finding solutions. 37

Shareholder Questions & Answers 3838

Voting Results from Judge of Election 39

Thank You & Meeting Adjournment Stock Symbol: ACNB (Nasdaq) www.acnb.com 404

Reconciliation of Non-GAAP Measures Note: The Corporation has presented the following non-GAAP financial measures because it believes that these measures provide useful and comparative information to assess trends in the Corporation’s results of operations and financial condition. These non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the Corporation’s industry. Investors should recognize that the Corporation’s presentation of these non- GAAP financial measures might not be comparable to similarly-titled measures of other corporations. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures, and the Corporation strongly encourages a review of its condensed consolidated financial statements in their entirety. 41

Reconciliation of Non-GAAP Measures 42